UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 17, 2020

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 17, 2020, Shake Shack Inc. (the “Company”) issued a press release (the “Business Update Press Release”), the full text of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On April 17, 2020, the Company issued the Business Update Press Release referred to in Item 2.02 above, the following sections of which are incorporated by reference into this Item 8.01: “Preliminary Unaudited Results for the First Quarter Ended March 25, 2020”, “Current Trends and Business Update”, “Financial Liquidity Update”, “Preliminary Financial Information”, “Forward-Looking Statements”, and “Non-GAAP Financial Measures”.

The Company is also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 25, 2019 and the Current Report on Form 8-K dated March 16, 2020. Accordingly, the Company’s risk factor disclosure is hereby supplemented as follows:

Our ability to use our net operating loss carryforwards may be subject to limitation.

As of December 25, 2019, our federal and state net operating loss (“NOL”) carryforwards, for income tax purposes were approximately $105 million and $67 million, respectively. If not utilized, approximately $53 million of our federal NOLs can be carried forward indefinitely, and the remainder will begin to expire in 2035. If not utilized, approximately $6 million of our state NOL carryforwards can be carried forward indefinitely, and the remainder will begin to expire in 2023. Federal NOLs incurred in taxable years beginning after December 31, 2017 can be carried forward indefinitely, but the deductibility of federal NOLs in taxable years beginning after December 31, 2020, is subject to certain limitations.

In addition, under Section 382 of the Internal Revenue Code of 1986, as amended, and corresponding provisions of state law, if a corporation undergoes an “ownership change,” its ability to use its pre-change NOLs to offset its post-change income may be limited. A Section 382 “ownership change” generally occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. We have not conducted a Section 382 study to determine whether the use of our NOLs is limited. We may have experienced ownership changes in the past, and we may experience ownership changes in the future, including as a result of this offering or subsequent changes in our stock ownership, some of which are outside our control. This could limit the amount of NOLs that we can utilize annually to offset future taxable income or tax liabilities. Subsequent statutory or regulatory changes in respect of the utilization of NOLs for federal or state purposes, such as suspensions on the use of NOLs or limitations on the deductibility of NOLs carried forward, or other unforeseen reasons, may result in our existing NOLs expiring or otherwise being unavailable to offset future income tax liabilities.

If we are unable to maintain compliance with the covenants contained in our current credit facility, we may be unable to make additional borrowings on any undrawn amounts and may be required to repay our then outstanding debt under the facility. In addition, global economic conditions may make it more difficult to access new credit facilities.

Our liquidity position is, in part, dependent upon our ability to borrow under our current credit facility. As previously disclosed, on August 2, 2019, we entered into a credit facility with Wells Fargo Bank, National Association (“Wells Fargo”), providing for a $50.0 million senior secured revolving credit facility with the ability to increase available borrowings under the credit facility by up to an additional $100.0 million through incremental term and/or revolving credit commitments, subject to the satisfaction of certain conditions set forth in the facility. In March 2020, we drew down the full $50.0 million available to us under the credit facility to increase liquidity and enhance financial flexibility given the uncertain market conditions as a result of the COVID-19 outbreak. We are required to comply with maximum net lease adjusted leverage and minimum fixed charge coverage ratios, in addition to other customary affirmative and negative covenants, including those which (subject to certain exceptions and dollar thresholds) limit our ability to incur debt; incur liens; make investments; engage in mergers, consolidations, liquidations or acquisitions; dispose of assets; make distributions on or repurchase equity securities; engage in transactions with affiliates; and prohibits us, with certain exceptions, from engaging in any line of business not related to our current line of business. As of December 25, 2019, we were in compliance with all covenants. However, as a result of the COVID-19 outbreak, our total revenues have decreased significantly and we have implemented certain operational changes in order to address the evolving challenges presented by the global pandemic on our domestic and licensed operations. While we expect to be in compliance with the financial covenants for the first quarter, due to the impacts of COVID-19, our financial performance in the first quarter was, and in future fiscal quarters will be, negatively impacted. As a result, it is likely that we will be unable to continue to comply with certain covenants contained in the credit facility, potentially as early as the second quarter compliance date. We are in discussions with Wells Fargo regarding potential modifications to our covenants, and/or temporary waivers, but there is no guarantee that we will be able to reach any such agreement. A failure to comply with the financial covenants under our credit facility would give rise to an event of default under the term of the credit facility, allowing the lenders to refuse to lend additional available amounts to us and giving them the right to terminate the facility and accelerate repayment of any outstanding debt under the credit facility. As a result, we may need to access other capital to address our liquidity needs rather than relying on our credit facility. As of April 16, 2020, we had approximately $112.0 million in cash and marketable securities on hand, excluding foreign currency and certain reconciling items such as deposits in transit. Our cash resources and liquidity would be substantially impaired by an acceleration of the debt under our credit facility.

On April 17, 2020, the Company also issued a press release announcing the establishment of an “at-the-market” equity offering program, the full text of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
99.1	Shake Shack Inc. press release dated April 17, 2020 (Business Update)
99.2	Shake Shack Inc. press release dated April 17, 2020 (ATM Program)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Tara Comonte
Tara Comonte
Date: April 17, 2020		President and Chief Financial Officer